Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-125679 on Form S-8, Registration Statement No. 333-167253 on Form S-8, Registration Statement No. 333-209664 on Form S-8, and Registration Statement No. 333-218367 on Form S-3ASR of our reports dated March 1, 2019, relating to the consolidated financial statements and financial statement schedule of Air Transport Services Group, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's three principal customers and an explanatory paragraph regarding the Company's adoption of the new revenue accounting standard), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 1, 2019